Exhibit 10.3

Amendment to Amended and Restated Stock Option Plan

AMENDMENT TO AMERICA’S CAR-MART, INC.

Amended and Restated Stock Option Plan

Approved August 26, 2020

America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby amends (the “Amendment”) the America’s Car-Mart, Inc. Amended and Restated Stock Option Plan (the “Plan”), as set forth herein.

1.       Background Information. The Company originally established the Plan effective as of August 27, 2007 and subsequently amended and restated the Plan effective as of August 5, 2015. Section 12 of the Plan provides that the board of directors of the Company may at any time amend the Plan, provided that such amendment is approved by the stockholders of the Corporation if required by applicable law, rule or regulation. The listing rules of the NASDAQ Stock Market require the Company to obtain stockholder approval of any amendment to an equity compensation of the Company that materially increases the number of shares to be issued under such plan. The Company wishes to amend the Plan as set forth in this Amendment to increase the number of authorized shares that may be issued under the Plan. The Company submitted this Amendment for approval by the requisite vote of stockholders of the Company entitled to vote thereon at the 2020 annual meeting of stockholders held on August 26, 2020.

2.       Amendment to Section 4 – Shares of Stock Subject to the Plan; Award Limitation. Paragraph (a) of Section 4 of the Plan is hereby amended in its entirety to read as follows:

“(a) The number of shares of Common Stock that may be issued pursuant to Awards shall be two million two hundred thousand (2,200,000) shares (which number includes all shares available for delivery under this Section 4(a) since the establishment of the plan in 2007). Such shares shall be authorized but unissued shares or treasury shares of the Corporation, or shares purchased on the open market or by private purchase.

IN WITNESS WHEREOF, the undersigned certifies that this Amendment was adopted by the board of directors of the Company by unanimous written consent effective as of the 6th day of July, 2020, and approved by the stockholders of the Company at the 2020 annual meeting of stockholders duly called and held this 26th day of August, 2020.

America’s Car-Mart, Inc.

/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial and Accounting Officer)